                                                                   Exhibit 10.16

                         Lehman Commercial Paper Inc.
                           3 World Financial Center
                           New York, New York  10285



                                 July 14, 1997



Primus Telecommunications Group, Incorporated
2070 Chain Bridge Road
Suite 425
Vienna, VA 22182

Attention:  Mr. Paul Singh

Ladies and Gentlemen:

          You ("Primus") have requested that Lehman Commercial Paper Inc.
                ------
("LCPI") arrange a senior secured loan facility of up to $50,000,000 to finance
  ----
approved capital expenditures, to provide working capital and for other general corporate purposes of Primus and its subsidiaries.

          LCPI is pleased to offer to commit to provide the full amount of the requested senior secured loan facility up to $50,000,000 on the terms and conditions set forth herein, in the Term Sheet annexed hereto as Exhibit A (the "Term Sheet") and in the letter of even date herewith (the "Fee Letter")
 ----------                                                 ----------
addressed by LCPI to you providing, among other things, for certain fees relating to such senior secured loan facility (the "Facility"). Without limiting
                                                    --------
LCPI's commitment contained in the preceding sentence, LCPI intends to arrange a syndicate of banks and/or other financial institutions acceptable to LCPI and to you (including LCPI, the "Lenders") to provide the Facility.
                          -------

          LCPI has submitted this letter after reviewing certain historical financial statements and other information provided to LCPI by you. LCPI may terminate its obligations under the preceding paragraph to provide the Facility:
(i) if any information submitted to LCPI proves to have been inaccurate or incomplete in any material respect or if any material adverse change occurs, or any additional information is disclosed to or discovered by LCPI, that LCPI deems materially adverse in respect of the condition (financial or otherwise), business, operations or prospects of Primus and its subsidiaries; (ii) if any of the fees provided for by the Fee Letter are not paid when due; and

(iii) if any material adverse change shall occur in loan syndication or capital market conditions generally.

          You hereby indemnify and hold harmless each of LCPI and the other Lenders and each director, officer, employee and affiliate thereof (each, an "indemnified person") from and against any and all losses, claims, damages,
 ------------------
liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from or in any way relate to this letter, the Term Sheet or the Fee Letter, or in connection with the transactions contemplated hereby or the provision or syndication of the Facility, and to reimburse each indemnified person, upon its demand, for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of such person. Neither LCPI nor any other Lender shall be responsible or liable to you or any other person for any consequential damages that may be alleged as a result of this letter. In addition, you hereby agree to reimburse LCPI from time to time upon LCPI's demand for LCPI's reasonable out-of-pocket costs and expenses (including, without limitation, fees and expenses of U.S. and foreign legal counsel, travel expenses, appraisal fees and printing, reproduction, document delivery, communication and publicity costs) incurred in connection with syndication of the Facility and the preparation, review, negotiation, execution and delivery of this letter, the Term Sheet, the Fee Letter, the definitive financing agreements and the other transactions contemplated hereby. Your obligations under this paragraph are joint and several and shall survive any termination of this letter and shall be effective regardless of whether the definitive financing agreements are executed.

          From the date of delivery of this letter by LCPI until the earlier of the completion of primary syndication of the Facility or July 31, 1998, you will ensure that, other than the Facility, no financing (other than a senior notes financing led by Lehman Brothers, Inc. or any of its affiliates) for Primus or any of its subsidiaries shall be syndicated or privately placed among any financial institutions that would have a detrimental effect upon the primary syndication of the Facility.

          You acknowledge that LCPI may be providing financing or other services to other companies in respect of which you or your affiliates may have conflicting interests and that LCPI has no obligation to use in connection with the transactions contemplated by this letter, or to furnish to you or any of your affiliates, confidential information obtained from other companies.

          This letter is delivered to you upon the condition that, without the written consent of LCPI, neither the existence of this letter, the Term Sheet or the Fee Letter nor any of their contents shall be disclosed, directly or indirectly, to any other person except (i) as may be compelled to be disclosed in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof prior to such disclosure) or
(ii) on a confidential and "need to know" basis, to your directors, officers, employees, advisors and agents, provided, that the foregoing restrictions shall
                                --------
not apply (except in respect of the Fee Letter and its terms and substance) (a) to disclosure contained in Primus' registration statement on Form S-1 (No. 333-30195) or (b) after this Commitment Letter has been accepted by you.

          LCPI and you shall have the right to review and approve all public announcements and filings relating to the Facility that refer to LCPI or the other Lenders before they are made (such approval not to be unreasonably withheld).

          LCPI's offer set forth in this letter will terminate at 5:00 p.m. (New York City time) on July 14, 1997 unless you accept this letter and the Fee Letter at or prior to that time by signing and returning to LCPI counterparts of this letter and the Fee Letter. LCPI's commitment under this letter, if accepted by you, will in any event terminate at 5:00 p.m. (New York City time) on August 31, 1997 if the initial borrowings under the Facility shall not have occurred on or prior to such date.

          This letter and the Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement, and this letter, the Term Sheet and the Fee Letter may not be assigned by you without the prior written consent of LCPI and may not be amended or any provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto. No person or entity other than the parties hereto shall have any rights under or be entitled to rely upon this letter, the Term Sheet or the Fee Letter. This letter, the

Term Sheet and the Fee Letter shall be governed by and construed in accordance with the law of the State of New York.

     We look forward to working with you to complete this transaction.

                              Very truly yours,

                              LEHMAN COMMERCIAL PAPER INC.


                              By
                                ----------------------------
                                Title:

ACCEPTED AND AGREED:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED


By
  ----------------------------
  Title:

Date:
     -------------------------

                                                                       EXHIBIT A

                                  TERM SHEET


          Capitalized terms used herein and not defined herein have the meanings set forth in the letter (the "Commitment Letter") to which this Term
                                        -----------------
          Sheet is annexed.


Borrowers:          Primus Telecommunications Group, Incorporated ("Primus") and
---------                                                           ------
                    Primus' subsidiaries in Australia and the United Kingdom.

Arranger and
Underwriter:        Lehman Commercial Paper Inc. ("LCPI" or the "Arranger").
-----------                                        ----          --------

Administrative
Agent:              LCPI or another financial institution mutually acceptable to
-----               the Arranger and Primus (in such capacity, the
                    "Administrative Agent").
                     --------------------

Purpose:            To finance capital expenditures and working capital and
-------             (after the issuance of the Senior Notes referred to below)
                    for other general corporate purposes of Primus and its subsidiaries.

Facility:           $50,000,000 five-year reducing revolving credit facility.
--------

Final Maturity:     Five years from the execution and delivery of the definitive
--------------      credit agreement, at which time all outstanding loans shall be repaid in full.

Availability:       Drawings may be made at any time from the Closing Date to
------------        but excluding the Final Maturity, provided that (a) until
                    such date (the "Issue Date"), if any, that Primus receives
                                    ----------
                    net proceeds of at least $50,000,000 from its issuance of senior unsecured notes

                    (the "Senior Notes"), (i) borrowings may not exceed
                          ------------
                    $31,000,000 at any one time outstanding, (ii) $2,500,000 of the Facility may be used only to pay interest and fees with respect thereto, (iii) not more than $17,000,000 of the Facility may be borrowed by Primus, (iv) not more than $10,000,000 of the Facility may be borrowed by Primus' Australian subsidiaries and (v) not more than $4,000,000 of the Facility may be borrowed by Primus' UK subsidiaries, (b) after the Issue Date, no further borrowings may be made unless and until Primus and its subsidiaries has paid more than $50,000,000 after the Closing Date in respect of capital expenditures and permitted acquisitions and (c) commitments shall be reduced in equal quarterly installments in the following years of the Facility in the following annual amounts for such years:

                              Year                       Amount
                              ----                       -------

                               3                       $ 5,000,000
                               4                       $10,000,000
                               5                       $35,000,000

Interest:           At the respective Borrower's option, Base Rate and LIBOR
--------            loans will be available as follows:

                    A.  Base Rate Option
                        ----------------

                         Interest shall be at the Base Rate of LCPI plus the applicable interest margin, calculated on the basis of the actual number of days elapsed in a year of 360 days, payable quarterly in arrears. The Base Rate is defined as the higher of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York plus 1/2 of 1%, and (ii) the prime commercial lending rate of The Chase Manhattan Bank, or its successors, as announced from time to time at its head office. Base Rate drawings shall be made available on a same-day basis if requested prior to 10:00 A.M. New York time and shall be in minimum amounts to be determined.

                    B.  LIBOR Option
                        ------------

                         Interest shall be determined for periods ("Interest
                                                                    --------
                         Periods") of one, two, three or six months (as selected
                         -------
                         by the respective Borrower) and shall be at an annual rate equal to the London Interbank Offered Rate ("LIBOR") for the corresponding deposits of U.S.
                           -----
                         Dollars plus the applicable interest margin. LIBOR will be determined by reference to the Telerate Screen at the start of each Interest Period. Interest will be paid at the end of each Interest Period or quarterly, whichever is earlier, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for Regulation D reserve requirements. LIBOR drawings shall require three business days' prior notice and shall be in minimum amounts to be determined.

                    Interest on any amount not paid when due will accrue at a rate of 2% in excess of the rate otherwise applicable to the related loan (or, if not related to a loan, 2% above the Base Rate plus the Interest Margin on Base Rate Loans) and will be payable on demand. Subject to the preceding sentence, interest on loans will accrue at a rate of 2% in excess of the respective rates otherwise applicable to the loans if any specified default occurs and continues for 30 days.

Interest Margins:   The applicable interest margins shall be as follows:
----------------

                    For the first six months following the Closing Date, the Applicable Margin will be (i) in the case of Eurodollar Loans, 4.00% prior to the Issue Date and 3.00% on and after the Issue Date and (ii) in the case of

                    Base Rate Loans, 3.00% prior to the Issue Date and 2.00% on and after the Issue Date. Thereafter, the Applicable Margins will be as follows:

                    =============================================
                                         Applicable    Applicable
                                        Margin for    Margin for
                                        Eurodollar     Base Rate
                                           Loans         Loans
                    ---------------------------------------------
                    Before the                 4.00%         3.00%
                    Issue Date
                    ---------------------------------------------
                    On and after               3.00%         2.00%
                    the Issue Date
                    while EBITDA is
                    less than zero
                    ---------------------------------------------
                    On and after               2.75%         1.75%
                    the Issue Date
                    while the ratio
                    of Total Debt
                    to EBITDA is
                    greater than
                    6.00x
                    ---------------------------------------------
                    On and after               2.50%         1.50%
                    the Issue Date
                    while the ratio
                    of Total Debt
                    to EBITDA is
                    greater than
                    zero and less
                    than or equal
                    to 6.00x
                    =============================================

Commitment Fees:    Commitment fees of 1/2 of 1% per annum on the unused amounts
---------------     of the commitments under the Facility (to the extent
                    available to be borrowed as provided above opposite the caption "Availability") shall be payable to the Administrative Agent, for account of the Lenders, from the date of signing of the definitive credit agreement. Accrued commitment fees will be payable quarterly in arrears
                    (calculated on a 360 day basis).

Mandatory
Prepayments:        Amounts equal to (i) 50% of Excess Cash Flow (defined as
-----------         EBITDA minus the sum of debt service, taxes and capital
                    expenditures) for each fiscal year of the Company (beginning with its fiscal year ending December 31, 1997), (ii) 100% of the proceeds of assets sales (in excess of $25,000 per event and $500,000 per annum), casualty events (to the extent not used to repair or replace the affected property within twelve months) and condemnation proceedings and (iii) 100% of the net proceeds of any issuance or incurrence of debt shall be used to reduce the Facility permanently, provided that the amount of such net proceeds of the issuance of the Senior Notes shall be used to repay outstanding loans
                    (although the Lenders' lending commitments will not be required to be reduced).

Voluntary
Prepayments:        Permitted in whole or in part, with prior notice but without
-----------         premium or penalty (except for LIBOR breakage costs, if
                    any), subject to limitations as to minimum amounts of prepayments. LIBOR loans may only be prepaid on the last days of Interest Periods.

Security:           The Facility will be secured by a first priority perfected
--------            security interest in all of the domestic assets of Primus
                    and its subsidiaries, including the New York and Los Angeles switches and stock of all of the direct and indirect domestic and foreign subsidiaries of Primus to the extent that (in the case of the stock of foreign subsidiaries of Primus) such security interest does not create a deemed dividend or other adverse tax consequence for Primus. In addition, the obligations of each subsidiary of Primus that is a Borrower will be secured by a first priority security interest in all of its assets.

Guarantees:         The Facility will be guaranteed, on a joint and several
----------          basis, by all of Primus' direct and indirect domestic and
                    foreign subsidiaries to the extent that (in the case of foreign subsidiaries of Primus) such guaranties do not create a deemed dividend or other adverse tax consequence for Primus. In addition, the obligations of each subsidiary of Primus that is a Borrower will be guaranteed by Primus.

Documentation:      The Facility will be subject to the negotiation, execution
-------------       and delivery of a definitive credit agreement (including
                    schedules, exhibits and ancillary documentation) and related security agreements, guarantees and other support documentation satisfactory to the Lenders. Such credit agreement will contain representations and warranties, funding and yield protection provisions (including, without limitation, requirements for compensation for the cost of compliance by the Lenders with capital adequacy and similar requirements and gross-ups for all foreign and U.S.
                    withholding taxes), conditions precedent, covenants, events of default and other provisions appropriate for transactions of this type and others determined by the Lenders to be appropriate, including (without limitation) the following:

A.  Conditions
    Precedent:      1.   The Lenders' review of and satisfaction with Primus'
    ---------            projections and pro forma financial statements
                         reflecting the forecasted financial condition, income and expenses of Primus and its subsidiaries. (LCPI confirms that the projections and pro forma financial statements it has heretofore received are satisfactory to it.)

                    2. The Lenders' review of and satisfaction with (a) Primus' tax assumptions, (b) the ownership, capital, corporate, organizational and legal structure of Primus and its subsidiaries, (c) the value, scope and extent of the collateral available to secure the Facility and
                         (d) the material contracts of Primus and its
                         subsidiaries, including, without limitation, (i) all documents evidencing or otherwise relating to any material amount of indebtedness (including guarantees and other contingent obligations) of Primus and its subsidiaries, and (ii) agreements relating to management and/or profit-sharing between or involving Auscorp and Axicorp Pty Limited ("Axicorp").
                                                                     -------

                    3. Evidence that the debt relating to the Teleglobe and British Telecom Australian switches has been repaid.

                    4. Receipt of evidence satisfactory to the Lenders as to Primus and its subsidiaries possessing or otherwise entitled to the benefits of all governmental licenses, permits, approvals, franchises, concessions and similar authorizations (including, without limitation, under the Australian Telecommunications Act 1991) necessary or desirable to conduct their businesses as presently conducted or as proposed to be conducted (collectively, "Material Licenses").
                          -----------------

                     5. The Lenders' satisfaction that the borrowings under the Facility shall be in full compliance with all legal requirements, including without limitation Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                     6. Evidence of compliance with all applicable U.S. federal, state, local and foreign laws and regulations.

                     7. The Lenders' review of and satisfaction with the insurance program of Primus and its subsidiaries.

                     8. The Lenders' satisfaction with all agreements (including, without limitation, any collective bargaining agreements) covering, and all employee savings, retirement and benefit plans relating to, the employees of Primus and its subsidiaries.

                     9. Satisfactory completion of environmental and other due diligence for a transaction of this type.

                     10. Receipt of a satisfactory solvency analysis with respect to Primus and its subsidiaries.

                     11. Receipt of favorable legal opinions, including, without limitation, as to the validity and enforceability of the guarantees of the Facility provided by Primus' subsidiaries and as to the creation, perfection and priority of the security interests securing such guarantees.

                    Conditions precedent to each borrowing under the Facility will be customary for a transaction of this type and others determined by the Lenders to be appropriate, including, without limitation, (i) the absence of any continuing default or event of default and (ii) the continuing accuracy in all material respects of representations and warranties (including, without limitation, the occurrence of any material adverse change in the condition (financial and other), operations, assets, nature of assets, liabilities (including, without limitation, tax, ERISA and environmental liabilities) or prospects of Primus and its subsidiaries).

B.  Representations
    and Warranties:       i.  Corporate existence and power;
    --------------

                               ii.   Corporate authority to execute the
                                     definitive credit documentation, validity, no conflict with charter documents, laws or agreements and no governmental approvals;

                              iii.   Financial information;

                               iv. No material adverse change in the financial condition, or business of Primus and its subsidiaries taken as a whole, from the date of the most recent audited financial statements prior to the execution of the credit agreement;

                                v.   No material undisclosed litigation;

                               vi. Filing and payment of all material taxes (subject to customary appeal and protest rights);

                              vii. Compliance with ERISA and environmental laws and margin regulations;

                             viii. Not an investment company or public utility holding company.

C.   Affirmative
     Covenants:                 Delivery of financial statements, reports,
     ---------                  accountants' letters, officers' certificates and
                                other information requested by any Lender;
                                payment of other obligations in the ordinary course; continuation of business and maintenance of existence and material rights and privileges;
                                compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records;
                                right of any Lender to inspect property and books and records; notices of defaults, litigation and other material events; and agreement to grant security interests in after-acquired property, consistent with the terms of permitted vendor and seller financing.

D.  Financial
    Covenants:                  Customary for facilities of this type including
    ---------                   (without limitation): restrictions on Total
                                Debt/EBITDA; EBITDA/Interest Expense;
                                EBITDA/Fixed Charges; Minimum Net Worth; Minimum
                                Revenue, and Minimum EBITDA (Maximum EBITDA losses).

E.  Negative
    Covenants:                  Limitation on:  indebtedness (subject to
    ---------                   mutually acceptable carveouts); liens; capital
                                expenditures; guarantees (subject to mutually
                                acceptable carveouts); mergers, consolidations,
                                liquidations and dissolutions; dividends and
                                other payments in respect of capital stock;
                                investments, loans and advances (subject to
                                mutually acceptable carveouts); modifications of
                                debt instruments; transactions with affiliates;
                                dispositions of assets and leasebacks; changes
                                in fiscal year; negative pledge clauses; and
                                changes in line of business. The Australian
                                subsidiaries of Primus may have no debt other
                                than existing seller notes and obligations
                                relating to this Facility. Primus and its
                                subsidiaries may incur purchase money
                                indebtedness to finance telecommunication assets
                                and seller financing in an amount not to exceed
                                $10,000,000 before the Issue Date or $25,000,000
                                on or after the Issue Date, provided, that the
                                                            --------
                                obligations of Primus (and any subsidiary other than the purchaser of the relevant assets) in respect of such debt shall be subordinated to this Facility on terms satisfactory to the Lenders and the Administrative Agent, and the provider of such purchase money indebtedness or seller financing may be granted a first priority security interest in the purchased assets. Such debt may be secured by the assets purchased (but no ancillary equipment or other assets).

E.   Events of Default:         Nonpayment of principal when due; nonpayment of
     -----------------          interest, fees or other amounts after a grace
                                period; material inaccuracy of representations and warranties; violation of covenants; cross-default; bankruptcy; ERISA; material environmental liabilities; judgments; loss or impairment of any Material License or right or eligibility to use any Material License or receipt of notice from any governmental authority threatening to suspend or revoke any Material License or any such right or eligibility; change in key management (subject to customary provision); and a change of control.

Assignments and
Participations:                 Each Lender may assign all or a portion of its
--------------                  loans and commitments under the Facility, or
                                sell participations therein, to another person or persons provided that (i) each such assignment shall be in a minimum amount equal to $5,000,000 and shall be subject to certain conditions (including, without limitation, the consents of Primus and the Administrative Agent, which consents shall not be unreasonably withheld) and (iii) no purchaser of a participation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the Facility (except as to certain basic issues).

Expenses and
Indemnification:                As specified in the Commitment Letter (with
---------------                 appropriate additions and other modifications
                                for inclusion in the definitive financing agreements).

Majority Lenders:               60%
----------------

Governing Law:                  The law of the State of New York
-------------

LCPI's
New York Counsel:               Milbank, Tweed, Hadley & McCloy
----------------

                                                                         ANNEX I



                          Indicative Primus Covenants

                   Min. Quarterly      Min. Quarterly    Total Debt/       EBITDA/           EBITDA/Fixed
                      Revenue             EBITDA           EBITDA          Int. Exp.           Charges
                      -------             -------          ------          ---------           -------

97Q2                   $45,000              N/A              N/A               N/A               N/A
97Q3                   $56,000              N/A              N/A               N/A               N/A
97Q4                   $62,500              N/A              N/A               N/A               N/A
98Q1                   $75,000              N/A              N/A               N/A               N/A
98Q2                   $81,000              N/A              N/A               N/A               N/A
98Q3                   $87,500              N/A              N/A               N/A               N/A
98Q4                     N/A              $2,000             N/A               N/A               N/A
99Q1                                      $3,125             N/A               N/A               N/A
99Q2                                      $3,750             N/A               N/A               N/A
99Q3                                      $4,380             N/A               N/A               N/A
99Q4                                      $5,000             N/A               N/A               N/A
00Q1                                                        7.00x             2.00x             1.05x
00Q2                                                        7.00x             2.00x             1.05x
00Q3                                                        7.00x             2.00x             1.05x
00Q4                                                        7.00x             2.00x             1.05x
01Q1 and                                                    5.00x             3.00x             1.05x
thereafter